Exhibit 10.1

AMENDMENT TO

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

THIS AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT (“Amendment”) is made as of the 29th day of December, 2020, by and between _____________________ (“Executive”) and MID PENN BANK (the “Bank”).

WITNESSETH

WHEREAS, the Bank and the Executive entered into a Supplemental Executive Retirement Plan Agreement dated August 31, 2018, which was amended on May 22, 2019 (as amended, the “Agreement”); and

WHEREAS, the Bank and the Executive desire to enter into this amendment to update the vesting schedule.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Schedule A of the Agreement is hereby amended and restated in its entirety to read as reflected in the Schedule A attached hereto.

2.In all other respects, the Agreement shall remain in full force and effect as amended hereby.

IN WITNESS WHEREOF, the parties, each intending to be legally bound, have executed this Amendment as of the date, month and year first above written.

ATTEST:MID PENN BANK

___________________________By:_____________________________

WITNESS:EXECUTIVE

___________________________________________________________

SCHEDULE A

(updated December 29, 2020)

____________________

	Early Termination	Disability	Pre-Retirement Death
Plan Year	Annual Benefit	Annual Benefit	Annual Benefit
Plan Years Commencing on the Effective Date and Ending on December 31, 2020	$	$	$

January 1 – December 31, 2021	$	$	$

January 1 – December 31, 2022	$	$	$

January 1 – December 31, 2023	$	$	$

January 1 – December 31, 2024	$	$	$

January 1 – December 31, 2025	$	$	$

January 1 – December 31, 2026	$	$	$

January 1 – December 31, 2027 and All Subsequent Plan Years	$	$	$